                                                                Exhibit 10.13(a)


                             HOTEL PURCHASE OPTION


     THIS PURCHASE OPTION, dated for reference purposes September 15, 1997, is between VA ALTA, INC., a Washington corporation ("VAI") and GOODALE AND BARBIERI COMPANIES (which is in the process of changing its name to Cavanaugh's Hospitality Corporation) or assigns ("G&B").

     1.   Property. This Purchase Option upon the terms and conditions herein
          --------
set forth, relates to the real property known as the Yakima Holiday Inn (the "Hotel") situated at 9 North Ninth Street, Yakima, WA 98901, legally described on Exhibit I attached hereto (the "Property"). The term "Property" includes land, building, improvements, and the personal property items described below. In the event Exhibit I is not attached to this document in correct or complete form at execution, the parties authorize the Title Company described below to prepare and attach the correct Exhibit I.

     2.   Use of Property: Environmental Matters. Hazardous and/or toxic waste
          --------------------------------------
or materials shall include any substance, waste, or material which is designated as a Hazardous Substance under the Comprehensive Environmental Response, Compensation and Liability Act (42 USC Section 9601 et seq.), the Model Toxics Control Act, revised Code of Washington Section 70.105D), or under any other applicable law. VAI warrants that only as of the date of the Waiver Notice described below, and not as to incidents thereafter, the Property does not contain any hazardous or toxic waste or materials or asbestos containing material as those terms are defined ("Existing Hazardous Substances") other than in full compliance with all applicable laws, rules, and regulations. VAI represents and warrants that as of the date hereof (a) it has not received notification of any kind from any regulatory agency stating that the Property is or may be targeted for a federal or state Hazardous Substances cleanup or may be contaminated with any Existing Hazardous Substances, as that term is defined above, or is in violation of any existing code or regulation and (b) VAI has no actual knowledge of any release of any Existing Hazardous Substances on the Property or that it is in violation of any existing code or regulation. VAI shall indemnify and hold G&B harmless form and against any and all loss, damage, claims, penalties, liabilities, suits, costs, and expense (including, without limitation, cost of remedial actions or cleanup), suffered or incurred by G&B arising out of or related to the breach of the foregoing representations and warranties. G&B shall be entitled to offset the cost of removal or abatement of Existing Hazardous Substances or of curing violations of code or regulations relating to the condition or use of the Property which exist as the date of the Waiver Notice from payments next falling due under the Option Payments or Option Price described below.

     3.   Inspection and Inspection Waiver. G&B shall have thirty (30) days
          --------------------------------
("Inspection Period") after execution and delivery of this document by all parties and delivery of the "Inspection Documents" described below within which to inspect the Property and review all Inspection Documents to determine whether the Property in its current status is suitable for the

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Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97
purposes of G&B. Immediately upon execution of this Option, VAI shall deliver to G&B all books and records and documents relating to the operation of the Property or encumbrances on the Property (including but not limited to books and records of operations for the past three full calendar year plus the current year to date and all leases or maintenance agreements and all notes and encumbrances and restrictions on the Property) and a preliminary commitment for ALTA owner's extended coverage Title Insurance on the Property from Yakima Title and Escrow Company ("Title Company") insuring G&B in the full amount of the Option Price described below, together with legible copies of all documents referred to therein ("Title Commitment") (all documents described in this sentence being referred to herein as "Inspection Documents"). This Option shall terminate and all responsibilities of the parties to one another shall terminate unless, prior to the end of the Inspection Period, G&B notifies VAI that G&B has determined to its satisfaction that the Property can be used for these purposes to G&B's satisfaction ("Inspection Waiver" or "Waiver Notice"). No payment or note shall be made to VAI until the Inspection Waiver.

     4.   Acceptance of Property. By giving its Waiver Notice, G&B acknowledges
          ----------------------
that the Property is in good and acceptable condition. The Property has been inspected by G&B, and, except for the representations and warranties specified in this Option, is turned over AS IS, WHERE IS, AND WITH ALL FAULTS LATENT AND PATENT, WITH NO IMPLIED WARRANTIES, INCLUDING THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND RISKS OF MECHANICAL FAILURES; BREAKDOWNS AND WEAR AND TEAR OF PROPERTY AND EQUIPMENT ARE SOLELY AT G&B'S RISK, effective October 10, 1997.

     5.   Utilities and Other Services. By giving its Waiver Notice, G&B has
          ----------------------------
satisfied itself that all utilities and other services necessary for G&B's purposes are available to the Property.

     6.   Assignment. This Option may be assigned by G&B or its successor in
          ----------
interest to any entity.

     7.   Damage or Destruction. If the property is damaged or destroyed by fire
          ---------------------
or any other cause prior to Option Closing, VAI has no obligation to rebuild; all such rights between the parties are described in that certain lease between the parties entered into as of this date ("Lease").

     8.   Condemnation. If all of the Property is taken by any public authority
          ------------
under the power of eminent domain, this Option shall terminate as of the date possession is taken by said public authority pursuant to such condemnation and all Option Payments made shall be refunded to G&B without interest. If any part of the Property is so taken and, in the opinion of G&B, it is not reasonably economically feasible to continue the Lease in effect, G&B may terminate this Lease and all Option Payments made shall be refunded to G&B without interest. In each such

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Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97
case, VAI shall receive the condemnation award for the building, G&B for the business.

     In the event VAI shall receive an award as to the building, but the Lease continues between the parties, the amount awarded to VAI solely on account of the Property shall be a reduction of the Option Price set forth below, without interest. Except for this credit if the Option is exercised, G&B shall be entitled to no part or credit for the award to VAI. Nothing herein contained shall be construed as precluding G&B from asserting any claim G&B may have against such public authority for disruption or relocation of G&B's business from the Property.

     9.   Notices. All notices, demands, and requests to be given by either
          -------
party to the other shall be in writing. All notices, demands, and requests by VAI to G&B shall be sent by United States registered or certified mail, postage prepaid, (or by private overnight courier) addressed to G&B at W.201 North River Drive Suite 100, Spokane, WA 99201 Attn. Chief Operating Officer. All notices, demands, and requests by G&B to the VAI shall be sent by United States registered or certified mail, postage prepaid, (or by private overnight courier) addressed to VAI at the street address of 360 Coombs Road, Moxee, WA 98936, with a copy to Donald H. Bond, Halverson & Applegate, P.S., P.O. Box 22730, Yakima, WA 98907-2715, or such other place as VAI may from time to time designate by notice to G&B. Notices, demands, and requests served upon VAI or G&B as provided in this section in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand, or request shall be so mailed or deposited.

     10.  Notice of Purchase Option. This Option shall not be recorded. A
          -------------------------
Memorandum of this Option will be recorded which only identifies the parties, the fact that the Option has been granted, and a legal description of the property.

     11.  G&B's Option to Purchase.
          ------------------------

          11.1  Grant of Option. In consideration for G&B entering into the
                ---------------
Lease, and making the Option Payments defined below, VAI hereby grants to G&B the option (the "Option") to purchase the Property on the terms and conditions described in this Section.

          11.2  Exercise of Option. So long as the Lease has not been earlier
                ------------------
terminated, and all payments required under the Lease are then current, the Option may be exercised by G&B only on or at any time between March 1, 2003 and September 30, 2003, by G&B giving to VAI written notice of exercise of the Option (the "Option Notice"). Upon delivery of the Option Notice, VAI shall be bound to sell, and G&B shall be bound to buy, the Property, on the terms and conditions hereinafter set forth herein.

          11.3  Purchase Price and Payment.
                --------------------------

                (a)  Option Price. If G&B exercises the Option, then VAI shall
                     ------------
sell,

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                                       3
Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97 and G&B shall buy the Property on the Closing Date (defined below) at an all cash price of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) (the "Option Price"), against which G&B shall receive a credit for all Option Payments. Option payments are solely for the privilege of obtaining the Option and are not either a security deposit (there are no security deposits under the lease) nor are they a credit, off-set or liquidated damages for any purpose and the Option Payment is nonrefundable, and only creditable as set forth below in a purchase arrangement.

                (b)  Option Payments. G&B shall make Option Payments in the
                     ---------------
amount of One Million Dollars ($1,000,000) as follows: immediately upon giving the Waiver Notice, G&B shall deliver to VAI Five Hundred Thousand Dollars plus G&B's note for $500,000 payable interest only monthly in arrears for 60 months, and due and payable in full on the fifth anniversary of the date of the note ("Option Note") and shall receive a credit against the Option Price in the amount of the Option Payments of One Million Dollars ($1,000,000) (exclusive of interest on the Option Note). The Option Note shall be secured by an FDIC insured United States bank irrevocable Letter of Credit which provides for payment in full of the Option Note upon demand in the event of default in making a payment on the Option Note by G&B, and failure by G&B to cure such default within 30 days of notice of such default to G&B and the bank providing the Letter of Credit. G&B shall have the right to substitute for and obtain the release the Letter of Credit as security for the Option Note a deed of trust on that hotel property commonly known as Cavanaugh's at Yakima Center, provided such deed of trust is subordinate to no more than a first lien in the maximum principal balance of Two Million Four Hundred Thousand Dollars ($2,400,000), and the note evidencing such debt is not then in default which first lien G&B shall have the right, from time to time, and VAI shall cooperate by executing appropriate subordination documents, to refinance with a replacement first lien with the same or other lenders up to the same maximum amount. The Option Note and any deed of trust securing the Option Note shall be in normal commercial form, which shall be agreed upon between the parties during the Inspection Period. The letter of credit must be in appropriate form, and if the letter of credit expires prior to the payment in full of the note, then it must be renewed by G&B and the renewal given to VAI prior to the expiration, or VAI shall call upon the letter of credit immediately prior to its expiration without notice or demand to G&B. The interest rate on the promissory note shall be 8% per year simple interest, payable monthly.

          11.4  Conveyance and Title.
                --------------------

                (a)  Manner of Conveyance. If G&B exercises the Option, title to
                     --------------------
the subject property shall be conveyed by VAI to G&B at Closing by statutory warranty deed (the "Deed"), and Bill of Sale, with no warranties express or implied except as to title, free and clear of all liens, encumbrances and defects ("Exceptions"), other than the Permitted Exceptions.

                (b)  Title Report: Objection to Exceptions. VAI shall provide
                     -------------------------------------
G&B with the Title Commitment at the beginning of the Inspection Period. All exceptions which may be removed by monetary payment shall be removed by VAI at or before Closing. G&B's Waiver

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Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97

Notice is conditioned upon VAI's removal at closing of all non-monetary exceptions identified in the Title Commitment except those certain exceptions which are approved by G&B during the Inspection Period ("Permitted Exceptions") and any non-monetary exception which VAI notifies G&B will not be removed at or before Closing within 10 days following receipt of the Title Commitment; in which event G&B shall have the right to accept the exception identified in such notice as a Permitted Exception. The Permitted Exceptions shall include those exceptions which have been created by or arise through the occupancy and use of the Property by the G&B. In the event the Title Report shall reveal exceptions which are not deemed by G&B to be permitted, it is G&B's responsibility to communicate that to VAI during the Inspection Period. VAI may at that point terminate the transaction during the Inspection Period, if it does not wish to pay or perform to remove the exceptions from Title to which G&B objects, unless G&B accepts the exception as a Permitted Exception.

          11.5  Closing: Possession. Closing defined as the consummation of the
                -------------------
purchase of the Property by G&B from VAI in accordance with the terms and provisions of this Option, shall occur on a date ("Closing Date") specified By G&B in the Exercise Notice, which shall not be later than ninety (90) days from the date of the Option Notice. G&B shall be entitled to possession of the Property on the Closing Date. Closing and transfer of title shall not be deemed a termination of the Lease for purposes of any Lease provision which allows VAI to acquire title or possession to real or personal property upon termination of the Lease.

          11.6  Escrow. Upon delivery, of the Option Notice by VAI, the parties
                ------
will establish an escrow with the Title Company, or such other closing agent ("Closing Agent") as VAI and G&B may designate. The parties shall also execute satisfactory escrow instructions consistent with this Option as an accommodation to assist the Closing Agent in carrying out the escrow and in consummating this transaction. However, in the event that the parties fail to execute said escrow instructions, the following terms of this Option shall be deemed to be escrow instructions to the Closing Agent. The transaction shall be consummated as follows:

                (a)  Performance By VAI. VAI shall deposit into escrow with the
                     ------------------
Closing Agent, on or before the Closing Date, the following:

                     (i) The fully executed and acknowledged Deed for the Property, in a form sufficient for recording, conveying fee title to the Property, including all improvements thereon, to G&B, subject to no exceptions other than the Permitted Exceptions, and an executed Bill of Sale to the subject personal property.

                     (ii)  A fully executed real estate excise tax affidavit.

                     (iii) An ALTA owner's extended policy of title insurance (the "Title Policy") issued by the Title Company in the full amount of the real property portion of the Purchase Price, insuring G&B's title to the property. Said Title Policy shall contain no exceptions other than the Permitted Exceptions. To the extent allowed by applicable law or regulations, the obligation of VAI to provide G&B with the Title Policy may be satisfied by amendment of the Owner's Leasehold title insurance described in the Lease to an Owner's policy.

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                                       5

Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97

                     (iv) At the Closing, VAI will provide G&B with an affidavit that the seller is not a "foreign person," as defined and required in The Foreign Investment in Real Property Tax Act ("FIRPTA"), IRC Section 145 and all other documents reasonably required to consummate this transaction.

                     (v) All Closing Costs of VAI (including applicable excise tax) will be deducted from the Option Price paid at Closing.

                (b)  Performance By G&B. On or before the Closing Date, G&B
                     ------------------
shall deposit in escrow with the Closing Agent, the following:

                     (i) Sufficient funds to consummate the purchase in accordance with the Option, including the amount of the Option Price, less any Option Payments, plus any Closing Costs for which G&B is responsible.

                     (ii) Such other documents as are reasonably required to consummate this transaction.

                (c)  Closing expenses. At Closing, VAI shall pay the real estate
                     ----------------
excise tax imposed by law upon this Lease or Option and all other transfer taxes imposed by law; the premium for the Title Policy; and one-half of the escrow and recording fees and costs. At Closing, G&B shall pay one-half of the escrow fees and costs, and sales and use taxes as appropriate on the personal property being sold by VAI. Allocation of the purchase price between real and personal property shall be as mutually determined by the parties, or failing agreement, by arbitration pursuant to Section 8 of the lease, and shall be based only on the value at Closing of personal property owned by VAI as of the date of execution of this Option and still in existence as of the Closing.

                (d)  Closing Procedure. When all funds and documents have been
                     -----------------
deposited in escrow, the Closing Agent shall complete the transfer of the Property as follows:

                     (i) VAI shall receive the Purchase Price, less Closing Costs for which VAI is responsible.

                     (ii) After recording, G&B shall receive the Deed to the Property, Bill of Sale and the Title Policy.

                (e)  Prorations. Property taxes and water and similar items
                     ----------
shall not be prorated between the parties as of the Closing Date, as G&B was responsible for the same under the lease.

                (f)  Remedies. Each party shall have all remedies at law or at
                     --------
equity, including specific performance and or damages, in the event the other fails to perform its obligations under the terms of this Option.

          11.7  Termination of Lease. Upon the Closing, the Lease shall
                --------------------
terminate with respect to the Property, and any prepaid rent shall be credited against the Option Price. Prior

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                                       6

Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97 termination of the Lease by reason of unremedied default shall terminate this Option.

     12.  Miscellaneous
          -------------

          12.1  Nonwaiver. No failure of VAI to insist upon the strict
                ---------
performance of any provision of this Option shall be construed as depriving VAI of the right to insist on strict performance of such provision or any other provision in the future. No waiver by VAI of any provision of this Option shall be deemed to have been made unless expressed in writing and signed by VAI. No acceptance of rent or of any other payment to VAI from G&B after any default by G&B shall constitute a waiver of any such default or any other default. Consent by VAI in any one instance shall not dispense with necessity of consent by VAI in any other instance.

          12.2  Attorneys' Fees. If an action is commenced to enforce any of the
                ---------------
provisions of this Option, the prevailing party shall, in addition to its other remedies, be entitled to recover its reasonable attorneys' fees incurred prior to trial, at trial, and upon appeal.

          12.3  Captions and Construction. The captions in this Option are for
                -------------------------
the convenience of the reader and are not to be considered in the interpretation of its terms.

          12.4  Partial Invalidity. If any term or provision of this Option or
                ------------------
the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Option shall be valid and be enforced as written to the fullest extent permitted by law.

          12.5  Governing law. This Option shall be governed by the laws of the
                -------------
State of Washington; Venue is Yakima County for any action.

          12.6  Right to Certificates. Each party, within fifteen (15) days
                ---------------------
after notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this Option is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. Failure to deliver the certificate within such fifteen (15) day period shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, and this Option is in full force an effect and has not been modified except as may be represented by the party requesting the certificate. The certificate shall be kept confidential and not recorded.

          12.7  Entire Agreement. This document contains the entire and
                ----------------
integrated agreement of the parties as to the Option and may not be modified except in writing signed and acknowledged by both parties.

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Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97

          12.8  Interpretation. This Option has been submitted to the scrutiny
                --------------
of all parties hereto and their counsel if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

          12.9  Number; Gender; Permissive Versus Mandatory Usage. Where the
                -------------------------------------------------
context permits, references to the singular shall include the plural and vice versa, and to the neuter gender shall include the feminine and masculine. Use of the word "may" shall denote an option or privilege and shall impose no obligation upon the party which may exercise such option or privilege; use of the word "shall" shall denote a duty or an obligation.

          12.10 Time. Time is of the essence of this Option.
                ----

          12.11 Binding Effect; Counterpart Originals; Facsimile. This Agreement
                ------------------------------------------------
shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors, and assigns. Each party to this Agreement may execute separate originals of this Agreement with the same effect as if both signed the same original. A facsimile transmission of the executed original shall be treated as an original signed document. The parties shall cooperate to assemble and deliver to one another duplicate signed originals as soon as is practical following such facsimile transmission.


EXECUTED as of the date first above written.

     G&B:                                    VAI:

     GOODALE AND BARBIERI COMPANIES          VA ALTA, INC.


     By /s/ Richard L. Barbieri              By /s/ Randy Elliott
        ------------------------------          --------------------------
     Name:  Richard L. Barbieri              Name:  Randy Elliott
     Title: Vice President                   Title: President


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Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97

STATE OF WASHINGTON
                               )SS.
County of King

I certify that I know or have satisfactory evidence Richard L. Barbieri is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the Vice President of Gooodale and Barbieri Companies, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: September 18, 1997.
                               /s/ Lyn Tangen
                               -------------------------------------------------
Type/Print Name of Notary:     Lyn Tangen
                               Notary Public in And For the State of Washington,
                               My appointment expires: November 23, 1998.

[SEAL APPEARS HERE]

STATE OF WASHINGTON
                               )SS.
County of Yakima


I certify that I know or have satisfactory evidence Randy Elliott is the person who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (he/she) was authorized to execute the instrument and acknowledged it as the President of Va-Alta, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: September 22, 1997.

                               [SIGNATURE ILLEGIBLE]
                               -------------------------------------------------
Type/Print Name of Notary:
                               -------------------------------------------------
                               Notary Public in And For the State of Washington, My appointment expires: November 7, 1997

[SEAL APPEARS HERE]

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Va-Alta Hotel/Cavanaughs Purchase Option 9/15/97

                                   EXHIBIT I


Parcel A
--------

Lots 4 through 14, inclusive, Block 190, Huson's Addition to North Yakima, now Yakima, Washington, recorded in Volume "A" of Plats, page 11, together with vacated alley accruing thereto by reason of Ordinance No. 997 recorded February 8, 1968, under Auditor's No. 2155980, records of Yakima County, Washington;
AND
That part of the Northeast 1/4 of the Northeast 1/4 of Section 19, Township 13 North, Range 19, E.W.M., described as follows:
Commencing at the Northeast corner of Lot 8, Block 190, Huson's Addition to North Yakima, now Yakima, Washington, recorded in Volume "A" of Plats, page 11, said point being 42.22 feet South 0 degree 37'20" East of the concrete monument in the center line of East "A" Street;
thence South 0 degree 37'20" East along the East line of said Huson's Addition
18.21 feet to the true point of beginning, said point being 208.77 feet South of the North line of said Northeast 1/4 of the Northeast 1/4;
thence East, reference bearing, parallel with the North line of said Northeast 1/4 of the Northeast 1/4 208.77 feet;
thence South 0 degree 37'20" East 40,27 feet;
thence West 21.29 feet to the Northerly extension of the East line of Larrison's Addition to North Yakima, now Yakima, Washington, recorded in Volume "A" of Plats, page 79;
thence South 13 degrees 29'55" East along the East line of said Larrison's Addition 171.36 feet;
thence North 70 degrees 43'30" East 31.74 feet to a point which is 50 feet East of, as measured at right angles to the West line of Lot 2 of said Larrison's Addition;
thence South 7 degrees 02'55" East, parallel with the West line said Lot 2,
130.00 feet to the North line of East Yakima Avenue;
thence South 70 degrees 43'30" West along the North line of said East Yakima Avenue, 202.20 feet to a point which is 40.00 feet Northerly, as measured at right angles or radially, of the "Q" center line of Primary State Highway No. 3, East Yakima Avenue to Union Gap;
thence Southwesterly along a line which is 40.00 feet Northerly, as measured at right angles or radially, of and parallel with said "Q" center line, to the East line of said Huson's Addition;
thence North 0 degree 37'20" West 406.61 feet to the true point of beginning, EXCEPT that portion of Lot 14, Block 190, Huson's Addition, recorded in Volume "A" of Plats, page 11, and Lot 1, Larrison's Addition to North Yakima, now Yakima, recorded in Volume "A" of Plats, page 79, together with vacated alley accruing thereto by reason of ordinance of vacation recorded under Auditor's No. 2155980, lying within the following described tract;

                                 - continued -

Order No. x-153138

Parcel A - legal description continued
--------

Beginning at the Northwesterly corner of Lot 15, Block 190, Huson's Addition to North Yakima, now Yakima, as recorded in Volume "A" of Plats, page 11;
thence Easterly along the Northerly boundary line of said Lot 15, 104 feet, more or less, to the Westerly wall of the existing building constructed on Lots 16 and 15 and a part of Lot 14. Block 190 of said Huson's Addition;
thence Northerly and parallel with the West boundary of the said Block 190, of said Huson's Addition, 29 feet;
thence Easterly and parallel with the Northerly boundary line of the said
Lot 15 40 feet;
thence Southerly and parallel with the West boundary of the said Block 190 of the said Huson's Addition, 130 feet, more or less, to a point which is 40.00 feet Northerly as measured at right angles or radially of the "Q" center line of Primary State Highway No.3. East Yakima Avenue to Union Gap, as shown in Volume "A" of Higway Maps, page 54;
thence Westerly along a line which is 40.00 feet Northerly, as measured at right angles or radially of and parallel with said "Q" center line, to the Westerly boundary of Larrison's Addition to North Yakima, now Yakima, Washington, recorded in Volume "A" of Plats, page 70;
thence Northerly along the said West boundary of said Larrison's Addition to the Southerly boundary of Lot 16, Block 190, of the said Huson's Addition; thence Westerly along the Southerly boundary of Lot 16, Block 190 of said Huson's Addition to the Westerly boundary of said Block 190;
thence Northerly along the Westerly boundary of Block 190 of the said Huson's Addition, 100 feet, more or less, to the point of beginning.
TOGETHER WITH that portion of vacated East Yakima Avenue accruing thereto as disclosed by Ordinance No. 1905, recorded March 3, 1976, under Auditor's
No. 2412891.

Situate in Yakima County, Washington.

PARCEL B
--------

That portion of the Northeast 1/4 of the Northeast 1/4 of Section 19, Township 13 North, Range 19, E.W.M., described as follows:
Beginning at a point on the North line of East Yakima Avenue which point is situated 50 feet East of the East line of Lot 1, Larrison's Addition to North Yakima, now Yakima, as recorded in Volume "A" of Plats, page 79;
thence Northeasterly parallel with the North line of East Yakima Avenue, 144 feet;
thence North 9 degrees 36' West 129.2 feet;
thence Southwesterly parallel with the North line of said Yakima Avenue 5.6 feet, more or less, to the Southwesterly corner of that certain tract of land conveyed to C.V. Showers and Florence Ferne Showers, husband and wife, by deed recorded in Volume 357 of Deeds under Auditor's No. 958251;

                                  -continued-

Order No. x-153138

Parcel B - legal description continued
--------

thence North 148.2 feet, more or less, to a point 215 feet South of the North line of said subdivision;
thence West 173 feet;
thence South 39.4 feet;
thence West 21 feet;
thence South 13 degrees 35' East 168.6 feet;
thence Northeasterly and parallel with the North line of said Yakima Avenue to a point which is 50 feet East of, as measured at right angles to the West line of Lot 2, said Larrision's Addition to North Yakima;
thence South 7 degrees 02'55" East, parallel with the West line of said Lot 2, a distance of 130 feet, more or less, to the point of beginning, EXCEPTING THEREFROM that portion, if any, which may lie within that certain tract of land conveyed to Frank Strusik by deed recorded in Volume 435 of Deeds under Auditor's No. 1159656.
TOGETHER WITH that portion of vacated East Yakima Avenue accruing thereto as disclosed by Ordinance No. 1905 recorded March 3, 1976, under Auditor's
No. 2412891.

Situate in Yakima County, Washington.

PARCEL C
--------

The South 1/2 of the following described land, to wit:

(The North 208.725 feet of the West 208.725 feet of the Northeast 1/4 of the Northeast 1/4 of Section 15, Township 13 North, Range 19, E.W.M.,
EXCEPT for roads along the North and West sides thereof.)

Situate in Yakima County, Washington.

                               END OF EXHIBIT I